Exhibit 99.1

OriginOil to Rename Company ‘OriginClear’

Rename positions the company to better serve wide water cleanup market

Los Angeles – April 16, 2015 – OriginOil™ Inc. (OTC/QB: OOIL), developer of breakthrough water cleanup technology, announced OriginOil is now named OriginClear™ Inc., effective immediately. The company ticker symbol, OOIL, will remain unchanged.

“As our company has grown, it’s become apparent that our technology can serve a vast number of markets in need of innovative water cleanup solutions,” said Riggs Eckelberry, CEO of the newly named OriginClear. “The new name, OriginClear, reflects our proven ability to treat water to a very high level of clarity.”

“We previously stated our intention to acquire profitable companies in our sector,” added Eckelberry. “We believe the new name will help us integrate a wider variety of companies in the water treatment industry.”

“While we plan to keep supplying proof-of-concept machines to new licensees, we are not in the business of selling directly to end-users,” stated OriginClear’s newly-appointed chief operating officer, “JL” Kindler. “We believe this strategy will help us distribute our technology widely, without the tremendous capital investment required to build a large-scale manufacturing company. Also, we believe licensing will help ensure that our channel partners never experience unfair competition from us.”

“Recent third party testing has shown that our technology reduces all measures of non-soluble contamination to very low, or undetectable levels, essentially making the water clear,” said Nicholas Eckelberry, co-founder and chief research officer. “That, then, is our mission and our name.”

OriginOil’s subsidiary, OriginOil Hong Kong, will also be renamed OriginClear Hong Kong Inc.

As a separate application of its water clarification process, OriginClear will continue to provide effective algae harvesting technology to licensees in that industry.

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About OriginClear, Inc.

OriginClear has developed a breakthrough water cleanup technology for the oil & gas, algae and other water-intensive industries. Unlike other technologies, the company's patent-pending Electro Water Separation™ process rapidly and efficiently removes organic material from large quantities of water without the need for chemicals. For the oil & gas industry, OriginClear is helping clean up produced water and recycle fracking water, to reduce harm to the environment and lower costs. For the emerging algae industry, OriginClear is making large-scale harvest possible. And in aquaculture, OriginClear is helping improve yields and making seafood healthier by dramatically reducing the levels of toxic ammonia and bacteria in water. For a world short on clean water, OriginClear is the lower-cost and cleaner answer. To learn more about OriginClear®, please visit our website at www.originclear.com.

OriginClear Safe Harbor Statement:

Matters discussed in this release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this update, the words "anticipate," "believe," "estimate," "may," "intend," "expect" and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with our history of losses and our need to raise additional financing, the acceptance of our products and technology in the marketplace, our ability to demonstrate the commercial viability of our products and technology and our need to increase the size of our organization. Further information on the Company's risk factors is contained in the Company's quarterly and annual reports as filed with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Abstract:

OriginOil to rename company ‘OriginClear’; rename positions the company to better serve wide water cleanup market

Key Words:

originoil, OriginClear, OriginOil Hong Kong, originoil inc, ooil, water management, Electro Water Separation, OriginClear, EWS, origin oil, waste water, flow back produced water, Riggs Eckelberry, JL Kindler, Nicholas Eckelberry, OriginClear, Water Cleanup, water clarification

Contact:

Press Contact:
Antenna Group
Sarah Mier, 415-977-1947
originclear@antennagroup.com

or

Investor Relations:
OriginClear
Tom Becker
Toll-free: 877-999-OOIL (6645) Ext. 3
International: +1-323-939-6645 Ext. 3
Fax: 323-315-2301
ir@originclear.com
www.originclear.com